ServiceSource Reports Fourth Quarter and Fiscal Year 2014 Financial Results

SAN FRANCISCO, February 26, 2015 - ServiceSource® (Nasdaq: SREV), the global leader in recurring revenue management, today announced financial results for the fourth quarter and full year ended December 31, 2014.

“I am very pleased with the ServiceSource team’s execution in the fourth quarter. Through the combination of strong performance in Managed Services and the benefit of cost control measures, the team was able to exceed expectations on all key financial measures.  We also had a relatively strong quarter signing new business with wins and expansions in both Managed Services and Cloud and Business Intelligence,” said Chris Carrington, CEO of ServiceSource.  “With that said we clearly have significant challenges to work through in 2015, including reducing customer churn. However, I am confident that, as we execute on our key strategic initiatives, we will be well positioned to capitalize on a market that is increasingly strategic to our customers.”

GAAP revenue was $74.7 million in the fourth quarter, representing a 3.3% decrease from the $77.2 million delivered in same the period in the prior year. Non-GAAP revenue, which excludes the impact of the reduction of deferred revenue in connection with our acquisition of Scout Analytics, was $74.9 million, reflecting a 2.9% decrease from the same period in the prior year.

For the fourth quarter of fiscal year 2014, adjusted EBITDA was $4.4 million, compared with $8.6 million for the same period last year. GAAP net loss in the quarter was $13.5 million, or $0.16 per share, which includes an intangible assets impairment charge of $4.1 million, compared with GAAP net loss of $2.0 million, or $0.02 per share, for the same period last year. Non-GAAP net income in the quarter was $0.5 million compared with $3.2 million for the same period last year. Non-GAAP EPS was $0.01 income per basic and diluted share, compared with $0.04 per diluted share for the same period last year.

For the full year 2014, GAAP revenue was $272.2 million, flat compared with $272.5 million for fiscal year 2013. Adjusted EBITDA was negative $19.2 million, compared with adjusted EBITDA of $17.7 million for fiscal year 2013. GAAP net loss for the year was $95.2 million, or $1.15 per share, compared with a loss of $22.9 million, or $0.29 per share for 2013. Non-GAAP net loss for the year was $18.7 million, compared with non-GAAP net income of $5.3 million in 2013. Non-GAAP net loss for the year was $0.23 per diluted share, compared with non-GAAP net income of $0.06 per diluted share for 2013.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.

Quarterly Conference Call
ServiceSource will discuss its fourth quarter 2014 results and financial guidance today via teleconference at 1:30 p.m. Pacific Time.  To access the call within the U.S., please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. Conference ID number: 68013939. In addition, a live webcast of the call will also be available on the Investor Relations section of the ServiceSource web site under Events & Presentations. A replay of the webcast will also be available on the Company's website at http://ir.servicesource.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding our business opportunities, challenges and market position. These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from those expressed or implied in our forward-looking statements. Those risks and uncertainties include, without limitation, fluctuations in our quarterly results of operations; our technology; the risk of material defects or errors in our software offerings or their failure to meet customer expectations; migrating customers to our SaaS offerings and the ability to integrate such offerings with other third-party applications used by our customers; errors in estimates as to the renewal rate improvements and/or service revenue we can generate for our customers; our ability to grow the market for service revenue management; changes in market conditions that impact our ability to sell our SaaS solutions and/or generate service revenue on our customers' behalf; the possibility that our estimates of service revenue opportunity under management and other metrics may prove inaccurate; demand for our offering that falls short of expectations; our ability to keep customer data and other confidential information secure; our ability to adapt our solution to changes in the market or new competition; our ability to protect our intellectual property rights; the risk of claims that our offerings infringe the intellectual property rights of others; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our periodic reports and registration statements filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements.

About ServiceSource

ServiceSource (NASDAQ:SREV) provides the world’s leading B2B companies with expert managed services, cloud software and best-practice processes proven to increase customer success, drive revenue growth and decrease churn from existing customers.  ServiceSource’s solutions help companies with onboarding and adoption, upsell and cross-sell, retention and renewals-the entire revenue lifecycle. Only ServiceSource brings to market more than 15 years of exclusive focus on customer success and revenue growth, global deployments across 40 languages and 150 countries, and a powerful, purpose-built recurring revenue technology platform. Thanks to ServiceSource, another customer is renewed every 47 seconds. For more information, go to http://www.servicesource.com.

Connect with ServiceSource:
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Trademarks

ServiceSource, Renew OnDemand, Scout Analytics and any ServiceSource product or service names or logos above are trademarks of ServiceSource International, Inc. All other trademarks used herein belong to their respective owners.

ServiceSource International, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2014	2013	2014	2013

Net revenue	$74,654	$77,182	$272,180	$272,482
Cost of revenue (1)	48,678	45,601	194,009	162,449
Gross profit	25,976	31,581	78,171	110,033
Operating expenses:
Sales and marketing (1)	12,762	14,920	59,988	58,826
Research and development (1)	5,803	5,313	25,802	23,855
General and administrative (1)	11,755	11,731	47,808	44,913
Restructuring and other	1,377	—	3,314	—
Goodwill and other intangibles impairment	4,108	—	25,108	—
Total operating expenses	35,805	31,964	162,020	127,594
Loss from operations	(9,829)	(383)	(83,849)	(17,561)
Other expense:
Interest expense	(2,530)	(2,378)	(9,886)	(3,754)
Other, net	(841)	(547)	(1,122)	(666)
Loss before income taxes	(13,200)	(3,308)	(94,857)	(21,981)
Income tax (benefit) provision	341	(1,319)	302	871
Net loss	$(13,541)	$(1,989)	$(95,159)	$(22,852)
Net loss per share, basic and diluted	$(0.16)	$(0.02)	$(1.15)	$(0.29)
Weighted average common shares outstanding, basic and diluted	83,478	80,932	82,872	78,408

(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2014	2013	2014	2013
Cost of revenue	$828	$1,081	$3,995	$3,303
Sales and marketing	1,276	2,435	6,193	9,831
Research and development	668	656	2,800	2,414
General and administrative	2,121	2,147	7,911	8,072
Total stock-based compensation	$4,893	$6,319	$20,899	$23,620

ServiceSource International, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$90,382	$170,132
Short-term investments	125,000	105,001
Accounts receivable, net	70,163	73,113
Deferred income taxes	398	412
Prepaid expenses and other	6,815	6,295
Total current assets	292,758	354,953
Property and equipment, net	25,658	27,998
Deferred income taxes, net of current portion	2,488	2,035
Goodwill and intangibles, net	10,957	6,334
Other assets, net	7,985	8,626
Total assets	$339,846	$399,946

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,922	$3,610
Accrued taxes	1,721	1,134
Accrued compensation and benefits	20,056	19,610
Deferred revenue	7,018	5,905
Accrued liabilities and other	11,451	9,509
Total current liabilities	43,168	39,768
Obligations under capital leases, net current portion	329	387
Convertible notes, net	120,730	113,915
Other long-term liabilities	4,331	5,179
Total liabilities	168,558	159,249
Stockholders’ equity:
Common stock	8	8
Treasury stock	(441)	(441)
Additional paid-in capital	312,017	286,526
Accumulated deficit	(141,409)	(46,250)
Accumulated other comprehensive income	1,113	854
Total stockholders’ equity	171,288	240,697
Total liabilities and stockholders’ equity	$339,846	$399,946

ServiceSource International, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Twelve months ended
	December 31,
	2014	2013
Cash flows from operating activities
Net loss	$(95,159)	$(22,852)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	13,219	11,652
Amortization of debt discount and issuance costs	7,474	2,761
Amortization of premium on short-term investments	(245)	750
Deferred income taxes	(514)	217
Stock-based compensation	20,899	23,620
Tax (deficit) benefit from stock-based compensation	(146)	360
Restructuring and other	952	—
Goodwill and other intangibles impairment	25,108	—
Changes in operating assets and liabilities:
Accounts receivable, net	3,716	(7,470)
Prepaid expenses and other	(631)	(1,305)
Accounts payable	(278)	521
Accrued taxes	477	71
Accrued compensation and benefits	248	3,772
Accrued liabilities and other	1,118	3,578
Net cash (used in) provided by operating activities	(23,762)	15,675
Cash flows from investing activities
Acquisition of property and equipment	(9,357)	(5,261)
Investment in privately held company	—	(4,500)
Cash paid for acquisition, net of cash acquired	(32,550)	—
Purchases of short-term investments	(84,415)	(89,747)
Sales of short-term investments	60,407	14,436
Maturities of short-term investments	4,043	2,600
Net cash used in investing activities	(61,872)	(82,472)
Cash flows from financing activities
Proceeds from issuance of convertible notes	—	150,000
Issuance costs related to the issuance of convertible senior notes	—	(4,867)
Payments of convertible note hedges	—	(31,408)
Proceeds from the issuance of warrants	—	21,763
Repayment of long-term debt and capital lease obligations	(364)	(329)
Proceeds from common stock issuances	4,386	24,966
Tax benefit (deficit) from stock-based compensation	146	(360)
Net cash provided by financing activities	4,168	159,765
Net increase in cash and cash equivalents	(81,466)	92,968
Effect of exchange rate changes on cash and cash equivalents	1,716	596
Cash and cash equivalents at beginning of period	170,132	76,568
Cash and cash equivalents at end of period	$90,382	$170,132

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource also provides investors with non-GAAP gross profit, net income, net income per share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the heading, "GAAP to Non-GAAP Reconciliation."
ServiceSource believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.
Non-GAAP revenue is defined as net revenue plus revenue not recognized in the period for Scout Analytics due to the impact of purchase accounting rules related to deferred revenue acquired.
Non-GAAP gross profit consists of gross profit plus adjustments to revenue related to purchase accounting, stock based compensation, amortization of purchased intangible assets and amortization of internally-developed software.
Non-GAAP net loss consists of net loss plus adjustments to revenue related to purchase accounting, stock-based compensation, amortization of purchased intangible assets, amortization of internally-developed software, acquisition related costs associated with external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence, integration costs, and acquisition bonus payments, restructuring related costs, non-cash goodwill and other intangibles impairment charge and non-cash interest expense and applying an income tax rate of 40% reflecting our estimated tax expense on our core operations. Stock-based compensation expense is expected to vary depending on the number of new grants issued, changes in the company's stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.
EBITDA consists of net loss plus depreciation and amortization, interest expense, other expenses, net, and income tax expense. Adjusted EBITDA consists of EBITDA plus non-cash stock-based compensation expense, acquisition related costs associated with external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence, integration costs, and acquisition bonus payments, restructuring related costs, non-cash goodwill and other intangibles impairment charge and adjustments to revenue related to purchase accounting. ServiceSource uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from the operating results the impact of the company's capital structure.
These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States.

ServiceSource International, Inc.
GAAP To Non-GAAP Reconciliation
(Dollars in thousands, except per share amounts)
(unaudited)
		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2014	2013	2014	2013
Net Revenue
GAAP net revenue		$74,654	$77,182	$272,180	$272,482
Adjustments to revenue	(A)	270	—	1,346	—
Non-GAAP net revenue		$74,924	$77,182	$273,526	$272,482

Gross Profit
GAAP gross profit		$25,976	$31,581	$78,171	$110,033
Non-GAAP adjustments:
Adjustments to revenue	(A)	270	—	1,346	—
Stock-based compensation	(B)	828	1,081	3,995	3,303
Amortization of internally-developed software	(C)	926	468	2,479	2,974
Amortization of purchased intangible assets	(D)	247	—	1,221	—
Non-GAAP gross profit		$28,247	$33,130	$87,212	$116,310

Gross Profit %
GAAP gross profit		35%	41%	29%	40%
Non-GAAP adjustments:
Adjustments to revenue	(A)	—%	—%	—%	—%
Stock-based compensation	(B)	1%	1%	1%	1%
Amortization of internally-developed software	(C)	1%	1%	1%	1%
Amortization of purchased intangible assets	(D)	—%	—%	—%	—%
Non-GAAP gross profit		38%	43%	32%	43%
Certain totals do not add due to rounding
Operating Expenses
GAAP operating expenses		$35,805	$31,964	$162,020	$127,594
Stock-based compensation	(B)	(4,065)	(5,238)	(16,904)	(20,317)
Amortization of internally-developed software	(C)	(84)	(120)	(329)	(1,426)
Amortization of purchased intangible assets	(D)	(131)	—	(721)	—
Acquisition related costs	(E)	—	—	(728)	—
Restructuring and other	(F)	(1,377)	—	(3,314)	—
Goodwill and other intangibles impairment	(G)	(4,108)	—	(25,108)	—
Non-GAAP operating expenses		$26,040	$26,606	$114,916	$105,851

Net loss
GAAP net loss		$(13,541)	$(1,989)	$(95,159)	$(22,852)
Non-GAAP adjustments:
Adjustments to revenue	(A)	270	—	1,346	—
Stock-based compensation	(B)	4,893	6,319	20,899	23,620
Amortization of internally-developed software	(C)	1,010	588	2,808	4,400
Amortization of purchased intangible assets	(D)	378	—	1,942	—
Acquisition related costs	(E)	—	—	728	—
Restructuring and other	(F)	1,377	—	3,314	—
Goodwill and other intangibles impairment	(G)	4,108	—	25,108	—
Non-cash interest expense	(H)	1,942	1,794	7,511	2,713
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(I)	29	(3,477)	12,782	(2,630)
Non-GAAP net income (loss)		$466	$3,235	$(18,721)	$5,251

Diluted Net Loss Per Share
GAAP net loss per share		$(0.16)	$(0.02)	$(1.15)	$(0.29)
Non-GAAP adjustments:
Adjustments to revenue	(A)	—	—	0.02	—
Stock-based compensation	(B)	0.06	0.07	0.25	0.29
Amortization of internally-developed software	(C)	0.01	0.01	0.03	0.05
Amortization of purchased intangible assets	(D)	—	—	0.02	—
Acquisition related costs	(E)	—	—	0.01	—
Restructuring and other	(F)	0.02	—	0.04	—
Goodwill and other intangibles impairment	(G)	0.05	—	0.30	—
Non-cash interest expense	(H)	0.02	0.02	0.09	0.03
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(I)	—	(0.04)	0.15	(0.03)
Non-GAAP diluted net income (loss) per share		$0.01	$0.04	$(0.23)	$0.06
Certain totals do not add due to rounding
Shares used in calculating diluted net income (loss) per share on a non-GAAP basis		83,478	84,615	82,872	82,268

Footnotes to GAAP to Non-GAAP Reconciliation
(A) Adjustments to revenue - Due to purchase accounting rules, upon acquisition, we recorded an adjustment of $1.7 million to reduce the balance of deferred revenue related to the assumed client contracts acquired from Scout Analytics. As a result of this adjustment, $0.3 million of revenue was not recognized for the three months ended December 31, 2014 and $1.3 million for the twelve months ended December 31, 2014. Therefore, revenue is adjusted by an increase of $0.3 million to arrive at non-GAAP revenue for the three months ended December 31, 2014 and $1.3 million to arrive at non-GAAP revenue for the twelve months ended December 31, 2014.
(B) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options and awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.
(C) Amortization of internally-developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally-developed software reflects non-cash expense for certain software purchases and software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.
(D) Amortization of Purchased Intangibles. Included in our GAAP presentation of gross margin and operating expenses is amortization of purchased intangible assets. We believe amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.
(E) Acquisition related costs. Included in our GAAP presentation of operating expenses, acquisition costs consist of external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence, integration costs and acquisition bonus payments. These are one-time costs that vary significantly in amount and timing and are not indicative of our core operating performance.
(F) Restructuring and other expense.   Included in our GAAP presentation, we will incur expenses with our announced restructuring effort to reduce expenses to better match revenues.  We expect this restructuring effort to occur over the next several quarters.  These costs would incur employee severance costs and also costs related to cancellation of contracts or loss of future benefit.  These are one-time in nature costs that are not indicative of our core operating performance.

(G) Goodwill and other intangibles impairment.  Included in our GAAP presentation, we recorded goodwill and other intangibles impairment related to our Cloud and Business Intelligence unit in 2014.   Goodwill and other intangibles impairment is a noncash charge that is one time in nature that is not indicative of our core operating performance.

(H) Non-cash interest expense. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the $150 million convertible senior notes that were issued in August 2013. Accordingly, for GAAP purposes we are required to recognize effective interest expense on our convertible senior notes which includes interest cost related to the amortization of debt issuance costs and the contractual 1.5% interest rate of the note. The difference between the effective interest expense and the contractual interest expense is excluded from our assessment of our operating performance because we believe that this non-cash expense is not indicative of ongoing operating performance. We believe that the exclusion of the non-cash interest expense provides investors a view of our core operating performance.
(I) Income tax effect on non-GAAP adjustments as well as the impact of normalizing the effective income tax rate. This adjusts (i) the provision for income taxes to reflect the effect of the non-GAAP items A, B, C, D, E ,F, G and H noted above on our non-GAAP net loss; (ii) the income tax rate to a normalized effective tax rate of 40%; and (iii) non-GAAP earnings per share based on a fully-diluted share count.

ServiceSource International, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands)
(Unaudited)
	Three Months Ended		Twelve months ended
	December 31,		December 31,
	2014	2013	2014	2013

Net loss	$(13,541)	$(1,989)	$(95,159)	$(22,852)
Income tax (benefit) provision	341	(1,319)	302	871
Other expense, net	3,371	2,925	11,008	4,420
Depreciation and amortization	3,549	2,642	13,219	11,652
EBITDA	(6,280)	2,259	(70,630)	(5,909)
Stock-based compensation	4,893	6,319	20,899	23,620
Adjustments to revenue	270	—	1,346	—
Acquisition related costs	—	—	728	—
Restructuring and other	1,377	—	3,314	—
Goodwill and other intangibles impairment	4,108	—	25,108	—
Adjusted EBITDA	$4,368	$8,578	$(19,235)	$17,711

ServiceSource International, Inc.
Reporting Segments
(In thousands)
(unaudited)
	Three Months Ended December 31,
	2014		2013
	Managed Services	Cloud and Business Intelligence	Managed Services	Cloud and Business Intelligence
Net Revenue	$66,800	$7,854	$72,218	$4,964
Cost of Revenue	43,189	5,489	39,895	5,706
Gross Profit	$23,611	$2,365	$32,323	$(742)

	Twelve Months Ended December 31,
	2014		2013
	Managed Services	Cloud and Business Intelligence	Managed Services	Cloud and Business Intelligence
Net Revenue	$240,573	$31,607	$255,547	$16,935
Cost of Revenue	170,820	23,189	147,278	15,171
Gross Profit	$69,753	$8,418	$108,269	$1,764

Investor Relations Contact for ServiceSource:
Erik Bylin
ServiceSource International, Inc.
(415) 901-4182
ebylin@servicesource.com